Exhibit 10.25

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

Dated the 15 day of May 2009

SIEMENS MAGNET TECHNOLOGY LIMITED

and

BRUKER EAS

SUPPLY AGREEMENT

THIS AGREEMENT IS MADE THE 15 DAY OF MAY 2009

BETWEEN

(1)                                  SIEMENS MAGNET TECHNOLOGY LIMITED a company incorporated in England and Wales (registered number 2342055) whose registered office is at Sir William Siemens Square, Frimley, Camberley, Surrey GU16 8QD, United Kingdom (“Siemens”); and

(2)                                  Bruker EAS GmbH whose registered office is at D-63450, Hanau, Ehrichstrasse 10, Germany (“the Supplier”).

RECITALS

(A)                              Siemens produces superconducting magnets for magnetic resonance imaging applications and requires superconducting wire for incorporation in such magnets and the Supplier produces superconducting wire.

(B)                                The parties have therefore agreed to enter into this Agreement for the supply of such wire by the Supplier to Siemens upon the following terms and subject to the conditions contained below:

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.                                      DEFINITIONS

In this Agreement the following words and expressions shall have the following meanings unless the context otherwise requires:

“Agreement”	means this agreement between Siemens and the Supplier and the Schedules;

“Assets”	means those items defined in clause 22 of this Agreement;

“Clause”	means clauses of this Agreement;

“Competitiveness”

the Supplier’s continued competitiveness in respect of matters including (but not limited to) cost, price, supplier support and the Supplier’s compliance with the Quality Key Performance Indicators. “Competitive” shall be construed accordingly;

“Internal Consignment Store”	means the consignment store located at the Site;

“External Consignment Store”	means the Supplier’s site as notified to Siemens’ in writing from time to time;

“Consignment Store”	Shall jointly refer to the Internal Consignment Store and External Consignment Store and shall mean the areas as determined in accordance with Clause 6.1;

“Effective Date”	means 01-12- 2008;

“Epidemic Failure”	means where there is a consistent failure over a three month consecutive period resulting in defects greater than 1.75% per month by part number;

“Generic Failure”	means where 1.75% or more of the Products supplied in a period of one month are defective or where 1.75% or more of the Products supplied within a single batch are defective;

“Invoice”	means the invoice raised in accordance with Clause 9, the form of which is shown in Schedule 9;

“KANBAN System”

Means the production control system used by Siemens at the Site or at the premises of Siemens’ nominated logistics providers for managing logistics of supplying parts to Siemens as provided for by Clause 6.3;

“Kit Price”	means the price of the Products as varied from time to time in accordance with Schedule 2 ;

“Material Breach”	shall include but not be limited to:

i) any act or omission of a Party which deprives or which may deprive the other Party of the benefit of this Agreement to a material degree; or ii) there being an Epidemic Failure.

“Parties”	means Siemens and the Supplier. “Party” shall be construed accordingly;

“Price”	means the price payable by Siemens to the Supplier in force from time to time and calculated in accordance with Schedule 2;

“Products”	means the products and the Specifications for which are set out in Schedule 1;

“Purchase Orders”	means the purchase order for Products in the form shown at Schedule 6;

“Quality Key Performance Indicators” (“Quality KPI’s”)	means the key performance indicators set out in Schedule 7, or such other key performance indicators as the Parties may agree from time to time;

“Schedules”	means the schedules to this Agreement;

“Scheduling Agreements”	means the scheduled orders for Products in the form shown at Schedule 12;

“Site”	means Siemens Magnet Technology, Wharf Road, Eynsham, Witney, Oxon, OX29 4BP;

“Rework”	means any remedial or repair works carried out on any Product;

“Specification”	means the specification for the Products set out in Schedule 1 as such specification may be amended from time to time in accordance with the provisions of this Agreement.

2.                                      PURPOSE OF AGREEMENT

The Supplier will supply to Siemens during the continuance of this Agreement the Products in accordance with the provisions of this Agreement which shall override any contrary, different or additional terms or conditions (if any) contained in or referred to in a purchase order, order acknowledgement or other documents or correspondence between the Parties.  In the event of conflict between the Clauses and the Schedules the Clauses shall prevail.

3.                                      DATE AND TERM

This Agreement shall commence on the Effective Date and shall continue in force until terminated by either Party giving not less than twelve months’ written notice to the other Party.

4.                                      DEMAND PLANNING

4.1                                 Siemens shall keep the Supplier as well informed as possible in the light of customer demand for its magnets and shall promptly inform the Supplier of changes in its requirements.  Without limiting the foregoing Siemens shall notify the Supplier in writing on a monthly basis of Siemens’ requirements for Products for the following twelve (12) month period; this forecast shall indicate Siemens’ requirements by magnet type.  Such forecasts shall be prepared in good faith on the basis of best available information but the Parties acknowledge that such forecasts do not form a binding commitment on Siemens to purchase or the Supplier to supply Products and is for information purposes such as long term planning by the Parties.

4.2                                 Without prejudice to Clause 4.1, in the event that Siemens requirements for Products exceeds the requirements projected in accordance with Clause 4.1, Siemens shall notify the Supplier in writing of its requirements and the Supplier shall use all endeavours reasonably practicable to meet such requirements.

4.3                                 Siemens agrees that it shall purchase from the Supplier the following percentages of its annual requirement of Products until such time as the percentages are reviewed and amended as agreed by the Parties:

Magnet Type	Percentage

[**]

It shall not be a breach of this Agreement for Siemens in its sole discretion to purchase any Products from other Suppliers in the event of unavailability of the Products either in meeting Siemens’ forecasted requirements or due to unavailability at the Kanban System notwithstanding that this may result in the annual percentages to be purchased from the Supplier being lower than set out in this Clause 4.3.  The percentages set out above shall be reviewed annually by the Parties.

5.                                      ORDERING OF PRODUCTS

5.1                                 The Supplier shall supply Siemens as specified in its Scheduling Agreements.  Scheduling Agreements which are generated electronically shall not require any signature, unless the Purchase Order relates to Products outside the scope of this Agreement.  The Supplier shall promptly acknowledge in writing each Scheduling Agreement.

5.2                                 Products ordered for other purposes than magnet production shall be ordered using individual Purchase Orders.  The Purchase Order shall include the required delivery date and quantity.  The Supplier shall promptly acknowledge in writing each such individual Purchase Order.

6.                                      CONSIGNMENT STORE SUPPLY LOGISTICS

6.1                                 The delivery logistics for the Products shall be upon the basis of a consignment store, such store to comply with clause 6.2 and to be located at the Site reasonably determined by Siemens and Siemens shall in making such determination provide the Supplier with reasonable storage space.  This shall be the Internal

Consignment Store.  Siemens may elect for a third party agent to operate an External Consignment Store at a place outside the Site (and for avoidance of doubt, the provisions of Clause 6.2 shall only apply to the Internal Consignment Store).  The Supplier shall be responsible for putting in place and maintaining insurances against all appropriate risks for the external Consignment Store and the Supplier shall produce to Siemens certified copies of such certificates of insurance within seven (7) days of written request from Siemens.

6.2                                 Siemens shall procure that the Internal Consignment Store to be provided pursuant to clause 6.1:

6.2.1                        is wind and weatherproof and provides adequate protection from the elements for its contents;

6.2.2                        is dry and is maintained at a temperature between four degrees Celsius and 30 degrees Celsius;

6.2.3                        is configured to minimise the risk of damage to Products in the course of handling;

6.2.4                        is of adequate size and appropriate shape and lay-out for safe storage of Products;

6.2.5                        contains such racking and other storage equipment as is appropriate for safe storage of the Products;

6.2.6                        and that the Site is secure against unauthorised entry or access.

6.3                                 The method for delivery to the Consignment Stores shall be by way of the KANBAN System as set out in Schedule 10.

6.4                                 Siemens shall procure that:

6.4.1                        only authorised personnel of Siemens (being persons who have been granted access to the Site by Siemens) or the Supplier have access to the Site;

6.4.2                        Products are not removed from the Internal Consignment Store except by Siemens’ authorised personnel (or by the Supplier);

6.4.3                        Products are not removed by Siemens from the Internal Consignment Store except as complete Products;

6.4.4                        Products are not removed from the Internal Consignment Store except when required for prompt incorporation in a magnet or other Siemens needs at the Site (or by the Supplier) or if a Product is rejected by Siemens and Siemens shall further procure that proper care of the Products is taken prior to any such incorporation;

6.4.5                        Products being worked on are treated properly and preserved from damage in the Internal Consignment Store; and

6.4.6                        Products are kept within a demarcated area of the Internal Consignment Store which is clearly identified as containing Supplier goods.

6.5                                 Siemens ensure that the KANBAN System will notify the Supplier when Products are removed from the External Consignment Store, such notification to be made within twelve hours of removal and to specify the Products removed.

6.6                                 Without prejudice to Clause 12, risk in the Products shall pass to Siemens upon delivery of the Products to the Internal Consignment Store in accordance with this Clause 6.6.  For the avoidance of doubt, where Products are damaged in the Internal Consignment Store due to the negligent or wilful act or omission of Siemens prior to the transfer of risk and title in accordance with this Clause 6.6, Siemens shall be responsible for such damage.

6.7                                 Without prejudice to Clause 7, the Supplier shall ensure that all Products in the Consignment Store meet the Specification.

6.8                                 Siemens shall allow the Supplier’s employees, agents, contractors and representatives access to the Internal Consignment Store during normal business hours.  The Supplier shall ensure that all its employees, agents and representatives stay within the paths, foot-prints and other markings made by Siemens delineating the passage to and from the Internal Consignment Store and that such parties observe all health and safety laws and regulations and warning notices on the Site, including but not limited to warning notices in relation to magnetic fields and “ESD” zones.

6.9                                 Products ordered through Individual Purchase Orders shall be delivered to the Siemens receiving warehouse, unless specified otherwise by Siemens.

6.10                           If the Supplier removes Products from the Internal Consignment Store, it shall ensure that only complete Products are removed.

7.                                      INVENTORY RISK

7.1                                 Siemens may from time to time notify the Supplier by way of written notice (the “Notice”) a minimum of five months prior to the planned date, that it is terminating production of a magnet or other product for which it requires particular Products and accordingly that it no longer requires the particular Products for the item which it is so terminating and for which there were ongoing forward requirements in the forecast (the “Obsolete Products”).  The Supplier shall notify Siemens within 6 weeks of the date of the Notice, of Siemens liability for the Obsolete Products which are the subject of the Notice, such liability to be calculated in accordance with this clause.  Siemens will not accept any further claims from the Supplier for Obsolete Products after this six week period.

7.2                                 Siemens shall be responsible for that quantity of Obsolete Products in a period equal to 100% of the cost of the Obsolete Products up to a period of 8 weeks from the date of the Notice, 80% up to a period of 12 weeks from the date of the Notice and 50% up to a maximum period of 16 weeks for all Product types with the exception of [**] related Products that will be 20 weeks from the date of the Notice subject always to the Supplier using its reasonable endeavours to utilise, place, dispose of or sell such Obsolete Products elsewhere.  For the avoidance of doubt, any determination of quantity as described above will be limited within the confines of the relevant Supplier MPS (Relevant Supplier MPS being the Supplier MPS to 20 weeks for [**] related Products and 16 weeks for all other Product types at the time of the Obsolete Product Notice.  Siemens will endeavour to issue replacement orders to the Supplier for alternative products to maintain the agreed upon overall share of the Siemens demand.

8.                                      TECHNICAL MODIFICATIONS

8.1                                 The Supplier shall modify, amend or otherwise vary the Specification and the process of manufacture only with the prior written consent of Siemens (which shall not be unreasonably withheld delayed or conditional) save in respect of modification, amendment or variation for health and safety reasons or which does not affect form fit or function, in which circumstances the Supplier shall promptly notify Siemens in writing setting out in detail the modification, amendment or variation made and the relevant health and safety reasons.

8.2                                 Siemens shall notify the Supplier in writing of design changes to its magnets.  In this case, Siemens shall only be liable for the quantity of Product which it no longer requires by reason of such design change described in Clause 7, following the same provisions to utilise, place, dispose of or sell the Products elsewhere and Siemens may issue replacement orders as provided in that Clause.

9.                                      PRICE AND PAYMENT

9.1                                 The price of the Products is set out in Schedule 2.

9.2                                 Payment for the Products shall be processed after taking from the Products from the Internal Consignment Store and the transfer of risk to Siemens as specified in clause 6.6.  The payment terms will be 10 business days once the Product has been taken (for consumption) from the internal Consignment Store.  Upon execution of the “Self Billing Agreement” as set out in Schedule 11 between the Parties in a form approved by HM Customs and Excise the Supplier shall agree that Siemens uses self-billing to process the payment.  The Supplier shall not raise VAT invoices for Products covered by this Self Billing Agreement.  After execution of the payment, the title will be transferred to Siemens.

9.3                                 For Products not covered by the Self Billing Agreement, the Supplier shall raise an Invoice following the transfer of title and risk to Siemens in accordance with

Clause 6.6 and Siemens shall pay the Invoice within 30 business days.  Products not covered by the Self Billing Agreement are detailed in Schedule 1, Part 2.

9.4                                 The Price is exclusive of any VAT and sales taxes, which shall be charged in addition at the applicable rate in force at the time of chargeable supply by the Supplier.

9.5                                 For Products set out in Schedule 1, Part 2 the Supplier shall deliver the Products to the address stated in the Purchase Order and in accordance with delivery terms DDP stated address (INCOTERMS 2000).  All other deliveries by the Supplier shall be offloaded from delivery transport and placed in the Internal Consignment Store and shall be in accordance with DDP Siemens Magnet Technology, Eynsham (INCOTERMS 2000).  Siemens shall afford to the Supplier’s delivery personnel all reasonable access co-operation and facilities (including use of forklift trucks and other relevant equipment) as and when required for such delivery.

9.6                                 The Supplier shall be entitled to interest upon any invoice which is not paid when due at that rate which is three percentage points above LIBOR from time to time certified by Barclays Bank PLC, compounding weekly.  For this purpose, if the KANBAN System is late in notifying removal of the relevant Product from the KANBAN pursuant to clause 6.5, the period of lateness in such notification may be added to any period of late payment.  The Supplier shall only be entitled to such interest to the extent that the Supplier notifies Siemens in writing of its’ claim for interest within 60 days of the due date of payment of the invoice.

9.7                                 Pricing assumes delivery will be made by regular business transport as agreed.  Where Siemens pre-agree expedited delivery methods that incur additional charges or costs such charges shall be covered by a separate Purchase Order.

9.8                                 For the Products covered by this agreement, the Supplier will provide full price breakdowns in the format agreed upon between the Parties.

10.                               TERMINATION

10.1                           Siemens may terminate this Agreement at any time by serving notice of 12 months.  The Supplier may terminate this Agreement at any time by serving notice of 12 months.

10.2                           Either Party may terminate this Agreement immediately by serving notice in writing upon the other, without prejudice to its other rights and remedies if the other Party:

10.2.1                  commits any Material Breach of its obligations hereunder and where such breach is capable of remedy fails within thirty (30) days of written notice to remedy the same; or

10.2.2                  has a receiver or administrator appointed of the whole or any substantial part of its business or assets, or if any order is made or a resolution is passed for the winding up of that Party (except where such winding up is for the purpose of a bona fide amalgamation or reconstruction).

11.                               CONSEQUENCES OF TERMINATION

11.1                           Termination or expiry of this Agreement shall not affect the accrued rights or liabilities of either Party nor shall it affect the coming into force of continuance in force of any provision of this Agreement, which is expressly or by implication intended to come into or to continue in force after such expiry or termination.

11.2                           In the event of termination or expiry of this Agreement, the Supplier and Siemens shall in accordance with the provisions of this Agreement, fulfil their respective obligations in relation to all orders placed by Siemens in accordance with the provisions of this Agreement prior to such termination or expiry.  In addition, the Supplier shall supply and Siemens shall purchase all Products which were included in the first five months of the most recent forecast provided by Siemens and whose manufacture had commenced, assuming these products fully comply with Siemens’ specifications, including products affected as per Clause 7 of this Agreement.

12.                               SUPPLIER WARRANTIES AND WIRE DEFECT PROCESS

12.1                           The Supplier warrants and agrees that:

12.1.1                  the Products meet and fulfil the Specification at the time of their delivery to the Site or to Siemens’ nominated agent;

12.1.2                  the Products shall be free from defects in design, workmanship and materials for a period of 12 months from the date of transfer of title and risk in the Products to Siemens, but not more than 15 months from their date of delivery to the Siemens facility;

12.1.3                  it will perform its obligations under this Agreement in accordance with Good Industry Practice (which shall for the purpose of this Clause 12.1.3 mean the exercise of such reasonable skill and care, diligence, prudence, efficiency foresight and timeliness as would be expected from a supplier of products the same as or similar to the Products) and in compliance with all applicable laws.

12.2                           All Products in breach of the warranty at Clause 12.1.2 shall be repaired or replaced by the Supplier within a period of time the Parties agreed to by both parties, in default of which Siemens, acting reasonably shall be entitled to repair or replace or procure the repair or replacement of such Products itself.  This shall only be done after all reasonable ways to correct the problem have been exhausted.  Under these circumstances the Supplier shall pay all costs and expenses incurred by Siemens in connections thereof, up to and not exceeding the value of the kit.

12.3                           In the event of Generic Failure, Siemens shall notify the Supplier immediately after having determined that the Products are defective.  Siemens shall be entitled to treat the entire batch within which the relevant Products were supplied to Siemens as defective.  If it is not feasible to reject the entire batch due to Production constraints, both parties shall endeavour to identify and agree upon remedial actions, including but not limited to: additional inspection and tests of the Products, alternative suppliers or repairs in order to minimise the impact on Siemens’ production requirements and to limit costs claimed by Siemens from the Supplier directly pertaining to the Product, up to and not exceeding the value of the Product for each individual magnet affected.  In recognition of the seriousness of a Generic Failure, Siemens shall be entitled to recover from the Supplier all properly incurred costs incurred by it as a result of a Generic Failure subject to the limitations of liability set forth in clause 13.

12.4                           The costs in this Clause 12 cover all parts, labour, materials, travel and any other costs and expenses incurred by the Supplier in connection with such warranties.

12.5                           Without prejudice to Clause 10.2.1, in the event of an Epidemic Failure, Siemens shall be entitled to treat the Products as defective in which event the provisions of Clause 12.2 shall apply.  In addition to 12.2, Siemens shall notify the Supplier immediately after having determined that the Products are defective.  In such an event, both parties shall endeavour to identify remedial actions, including but not limited to: additional inspection and tests of the Products, alternative suppliers or repairs in order to minimise the impact on Siemens’ Productions requirements and to limit costs claimed by Siemens from the Supplier directly pertaining to the Product, up to and not exceeding the value of the Product for each individual magnet affected.  Save as aforesaid all other costs shall be subject to the aggregate limitations of liability set forth in clause 13.

12.6                           The Supplier may give to Siemens notice that by reason of defective materials or production difficulties any Product will not be available for purchase until otherwise notified by the Supplier to Siemens provided that such notice must be given in good faith and followed, if requested by Siemens, with all reasonable information as to the nature of such defective materials or production difficulties, the likely effects on the Products and the likely duration of unavailability.  If such notice (and supporting information, if required) is given the Supplier shall have no obligation to supply the Products the subject of the notice and any Purchase Orders for the same shall be suspended until the relevant product again becomes available for supply, provided that Siemens may by notice to the Supplier cancel any Purchase Order which is so suspended.  If Siemens does not cancel the Purchase Order in question, the Supplier shall use all reasonable commercial endeavours to find an acceptable alternative source of materials and/or to remedy the production as soon as possible, shall consult with Siemens as to the steps to be taken and shall keep Siemens fully informed as to the steps being taken and the likely period of suspension of the Purchase Order.  For the avoidance of doubt, the Supplier shall have no right to rely on this Clause 12.6 by reason purely of excess demand for Products; without limiting the foregoing, the Supplier shall make available to Siemens such Products or part of Products as it is able to supply and shall not supply any Products or parts of Products to any third party until it has first satisfied any Purchase Order which has been suspended pursuant to this Clause.

12.7                           The following shall apply in any case where defective Products have been incorporated in a magnet by Siemens and that magnet needs to be reworked in order to identify and remove the defective Product:

12.7.1                  as set out below at sub-clause 12.7.2, the Supplier shall pay to Siemens the Rework costs reasonably incurred by Siemens in carrying out such Rework, such costs are equivalent to [**]% of Siemens cost for carrying out such Rework.

12.7.2                  the Supplier’s liability for the Rework costs under this clause 12.7.2 shall not exceed:

a)                                      in respect of [**] – the sum of [**];

b)                                     in the case of [**] – the sum of [**].

12.8                           Without prejudice to Clause 12.7 should Siemens identify a failure in any Products in the form of a report, Siemens shall inform the Supplier as soon as reasonably practicable and will provide the Supplier with details of the failure including the magnet, magnet type and failure level.  Siemens shall endeavour to isolate the failure to a specific coil and the Supplier and Siemens may agree to carry out a Rework .

12.9                           Both parties recognize that final wire qualification cannot be fully verified until such wire is wound and the magnet fully tested.  If within 12 months of receiving the Product into the Internal Consignment Store Siemens finds that a magnet wound with Products supplied by the Supplier does not meet expected performance requirements, the parties will apply the process contained in Schedule 8.

12.10                     The Supplier shall make payments due to Siemens or Siemens shall request a credit in an equivalent amount due to it within 14 days of receipt of Siemens reporting the results of each test to the Supplier in accordance with Schedule 8.

12.11                     In the event that any Product is to be returned to the Supplier in accordance with an agreed returns policy between the Parties, risk in such Product shall pass back to the Supplier once the Product has been signed for and accepted for delivery by any nominated logistics provider or carrier.  Risk in the Product shall re-pass to Siemens only after it has been returned to the Internal Consignment Store and subsequently removed from the Internal Consignment Store following its return to

Site (in accordance with Clause 6.5).  Title will only pass to Siemens after execution of the payment (according Clause 6.6 and 9.2).

12.12                     Title and risk in any structure or materials upon or in which the Product or any wire is incorporated shall remain always with Siemens however risk in any Products whilst incorporated in any structure or materials or any structure or materials which are stored at the External Consignment Store shall remain with the Supplier until payment takes place in accordance with clause 12.12.

12.13                     Where Siemens rejects a Product due to a failure or defect caused to the Product by Siemens, Siemens shall be liable to pay an additional kitting cost to the Supplier which shall be calculated as follows:

[**]

12.14                     Save as expressly provided for in this Agreement, all other warranties and conditions, whether express or implied and whether by statute or common-law are hereby excluded to the extent permitted by law.

13.                               LIMITATION OF LIABILITY

13.1                           Neither Party excludes or limits liability in respect of:

13.1.1                  death or personal injury;

13.1.2                  fraud or fraudulent misrepresentation;

13.1.3                  breach of obligation implied by statute as to title.

13.2                           Without prejudice to Clause 13.1, the liability of either Party in respect of property damage, howsoever arising out of or in connection with this Agreement shall be limited to $1,500,000 in respect of all events and circumstances in the same calendar year and the liability of each Party in respect of all other loss or damage of any kind howsoever arising out of or in connection with this Agreement shall be limited to $1,000,000, in respect of all events and circumstances in the same calendar year.

13.3                           Without prejudice to Clause 13.1, in no event shall either Party be liable for loss of business, goodwill, anticipated savings, loss of profit, third party liability, time of management or other personnel and/or any indirect or consequential loss.

14.                               INTELLECTUAL PROPERTY RIGHTS

14.1                           The Supplier shall indemnify and hold Siemens harmless against any claim of infringement of the intellectual property rights (including but not limited to patents existing at time of agreement execution, registered design, design right, trade mark or copyright) of any third party by the use or sale of the Products if the Supplier knows or ought reasonably to know at the date of this Agreement that such use or sale would infringe the third party’s rights and against all costs, expenses, liabilities and damages which Siemens may incur in any action for such infringement or for which Siemens may become liable in any such action.  This indemnity shall not however apply to any infringement, which is due to the Supplier having followed a design furnished by Siemens, covering process or product, or manufacture, use or sale of any portion of the Products not manufactured by the Supplier.  In the event of a claim of infringement against Siemens, Siemens will give the Supplier prompt notice in writing thereof and Siemens shall provide the Supplier with all reasonable cooperation and assistance (provided that the Supplier pays Siemens cost and expenses incurred in the provision of such assistance) and will permit the Supplier, at the Supplier’s expense, to conduct any litigation that may ensue giving the Supplier complete control of the defence and settlement of any claims.

14.2                           All intellectual property rights in Products shall be retained exclusively by the Supplier and Siemens shall not acquire any rights in the same and all intellectual property rights in magnets or other products of Siemens shall be the absolute property of Siemens and the Supplier shall not acquire any rights in the same.  If the Parties collaborate upon any product or process developments, they shall first agree upon the rights which they are to have in intellectual property rights in those developments.

15.                               DELAY

The Supplier shall be deemed late when the Supplier fails to deliver the Product within the time period set-out in Schedule 1, after receiving the KANBAN request from Siemens.  In the event of the Supplier being late, the Supplier shall (without prejudice to Siemens other rights and remedies) pay Siemens based on the following rates with the limitations of liability set forth in clause 13, Siemens shall use its reasonable endeavors to procure such Products elsewhere including procuring the Products from other suppliers.

[**]

16.                               BUSINESS REVIEWS

16.1                           The Parties shall meet quarterly to discuss performance improvements, cost reductions, warranty issues, and new developments and the Supplier’s performance measured against the ‘KPI’s and such other matters Siemens may (acting reasonably) require.

16.2                           The time, date and venue of such meetings shall be agreed between the Parties (each acting reasonably) and Siemens shall produce an agenda not less than forty eight (48) hours prior to the relevant review meeting.

16.3                           Siemens shall continuously review and determine in its sole discretion (acting reasonably) whether the Supplier is Competitive.  In the event that Siemens determines that the Supplier is not Competitive by reason of consistent or material failure to meet KPI’s the Parties shall use reasonable endeavours to agree a plan of the steps the Supplier must take to remedy this, and, if the Supplier fails to adhere to such plan or the failure to meet the relevant KPI’s is not resolved by the Supplier within the time period agreed upon by both parties, the Parties acknowledge that this will constitute a Material Breach in accordance with Clause 10.2.1.  The Parties shall discuss Competitiveness at the meetings referred to in Clause 16.1.

16.4                           The proceedings of such meetings shall be minuted by Siemens who shall send a copy of such minutes to the Supplier for approval promptly following the relevant meeting.  Subject to such approval the minutes shall be an authoritative record of the matters discussed and agreed at the relevant meeting and the Parties acknowledge that they may in no way amend this Agreement.

17.                               CORPORATE RESPONSIBILITY

17.1                           The Supplier shall comply with the principles and requirements of the ‘Code of Conduct for Siemens Suppliers’ attached in Schedule 5 (hereinafter referred to as the ‘Code of Conduct’).

17.2                           If requested by Siemens, the Supplier shall not more than once a year either, at its option, provide Siemens with either (i) a written self-assessment in the form provided by Siemens, or (ii) a written report approved by Siemens describing the actions taken or to be taken by the Supplier to assure compliance with the Code of Conduct.

17.3                           Siemens and its authorised agents and representatives and/or a third party appointed by Siemens and reasonably acceptable to the Supplier, shall be entitled (but not obliged) to conduct, also at the Suppliers’ premises, inspections in order to verify the Suppliers’ compliance with the Code of Conduct.

Any inspection may only be conducted upon Siemens giving prior written notice, during normal business hours, in accordance with the applicable data protection law and shall neither unreasonably interfere with the Suppliers’ business activities nor breach any of the Suppliers’ confidentiality agreements with third parties.  The Supplier shall reasonably cooperate with any inspections conducted.  Each party shall bear its expenses in connection with such inspection.

17.4                           In addition to any other rights and remedies Siemens may have, in the event of either (i) the Supplier’s material or repeated failure to comply with the Code of Conduct or (ii) the Supplier’s denial of Siemens’ right of inspection as provided for in clause 17.3, after providing the Supplier with reasonable notice and a reasonable opportunity to remedy, Siemens may terminate this agreement and/or any purchase order issued hereunder without any liability whatsoever.

A material failure shall include, but is not limited to, incidents of child labor, corruption and bribery, and failure to comply with the Code of Conduct’s environmental protection requirements.  The notice and the opportunity to remedy provision shall not apply to breaches of the requirements and principles regarding child labor as set out in the Code of Conduct or willful failures to comply with the Code of Conduct’s environmental protection requirements.

18.                               QUALITY ASSURANCE

The provisions of Schedule 3 shall apply in respect of quality assurance.

19.                               ENVIRONMENTAL PROTECTION

19.1                           The Parties shall minimize environmental pollution to the extent that is technically possible and economically feasible and shall promote the use of quality-assured recycled materials in the production process.  The Parties shall endeavour to avoid hazards as well as other negative influences deriving from the Products and possibly affecting the environment.

19.2                           The Supplier represents that there are no substances as listed in Schedule 4 (Prohibited Substances), with the exception of metallic lead, are contained in or forming part of the Products.

19.3                           The Supplier shall at the request of Siemens complete, sign and hand over to Siemens the prohibited substances form appended to Schedule 4 in respect of the Products.

20.                              RIGHT TO AUDIT

The Supplier shall allow Siemens, upon reasonable notice and at a time to be agreed between the parties, to access and inspect the Supplier’s premises for the sole purpose of verifying the Supplier’s processes and ability to fulfill its obligations under this Agreement.  The Supplier shall make available such facilities and give such assistance, including the provision of copies or extracts of such records as Siemens may reasonably request in connection with the performance of such audit and shall afford the Siemens all reasonable access to all other information, reports, documents, records and data, whether in human or machine readable form, solely relevant to the performance of its obligations hereunder.

21.                               CONFIDENTIALITY

21.1                           All the information which the Parties have received in connection with this Agreement and which has been described as confidential shall be used by the Parties only for purposes of this Agreement and, just as if such information were the relevant Party’s own trade secrets, shall not be made available or disclosed to third parties.  In particular, all information regarding the design of Products or concerning any processes applied by the Supplier in the production of Products shall be confidential information of the Supplier and subject to the provisions of this Clause.  This obligation shall remain valid for a period of three years after this Agreement has expired.

21.2                           This obligation shall not apply to information which is or becomes generally known, which can be proved to have been worked out independently or rightfully acquired from third parties and shall not prohibit either Party making any disclosure which it is required to make by order of a court of competent jurisdiction or is obliged to make by law but any Party which considers itself to be so obliged to make a disclosure shall immediately inform the other Party, shall co-operate with that Party’s reasonable requests to prevent or minimise the disclosure and shall in any event to the maximum extent possible in compliance with the obligation shall make the disclosure in confidence and to the smallest extent permissible.

22.                               ASSETS

Siemens shall notify the Supplier from time to time of such Assets that are the property of Siemens and shall be used by the Supplier solely in connection with the proper performance of its obligations under this Agreement.  In the event of termination or expiry of this Agreement, the Supplier shall provide Siemens all reasonable access and assistance to enable Siemens to remove and retrieve such Assets.

23.                               FORCE MAJEURE

The Parties will not be in breach of its obligations or liable to the other for any delay or failure to perform any obligation hereunder to the extent that such delay or failure is caused by circumstances beyond its reasonable control including without limitation acts of God, acts or omissions of any government or government agency, compliance with the requirements, rules, regulations or orders of any governmental authority, fire, storm, flood, earthquake, accident, acts of public enemy, war, armed conflict, rebellion, insurrection, riot, sabotage, terrorist act, invasion, quarantine, restriction, strike or transportation embargoes provided that a strike or work stoppage by the workforce of the Parties shall not constitute an event of force majeure.

24.                               WAIVER

Failure by any Party at any time to require the performance of any provision of this Agreement shall not affect the right of such Party to require full performance thereof at any time thereafter and the waiver by any Party of any breach of any provision of this Agreement shall not be taken or held to be a waiver of any subsequent breach thereof or as nullifying the effectiveness of any such provision or in any way prejudicing such Party’s right hereunder.

25.                               SEVERANCE

If any part of this Agreement is found to be unenforceable, invalid or unlawful under any enactment or rule of law the court shall have the power to strike out or override that part whether it be an entire Clause or Clauses or some part or parts thereof and enforce this Agreement as if the offending part or parts had not been included.

26.                               NOTICES

All notices which are required to be given hereunder shall be in writing and shall in respect of Siemens be sent to the Site and in respect of the Supplier to the address set out in this Agreement or such other address as the Parties may designate for notice given in accordance with the provisions of this Clause.  Any such notice may be delivered personally, by email, or by first class pre-paid letter or facsimile transmission and shall be deemed to have been served if by hand when delivered, if by first class post 48 hours after posting, and if by email or facsimile, on the next working day after transmission.

27.                               ENTIRE AGREEMENT

The entire agreement between the Parties with respect to the subject matter herein is contained in this Agreement and shall be governed by the terms and conditions set forth in this Agreement.  Other than as expressly stated otherwise in this Agreement, any representations made prior to the date of this Agreement shall, save in respect of fraudulent misrepresentation, be expressly excluded.

28.                              ASSIGNMENT AND RELATIONSHIP

28.1                           This Agreement shall be binding on the Parties, their successors, or assigns.

28.2                           This Agreement shall not operate so as to create a partnership or joint venture of any kind between the Parties or be construed so as to constitute either Party as an agent of the other.

28.3                           Either party may, without the consent of the other party, assign the benefit of all or any of the other party’s obligations, or any benefit it enjoys under this Agreement to its parent or holding company or a wholly owned subsidiary of its parent or holding company.  Except as aforesaid neither party may assign the benefit of all or any of its obligations without the prior written consent of the other Party.

29.                               GOVERNING LAW

The provisions of English Law shall govern this Agreement and the Parties submit to the exclusive jurisdiction of the English courts.

30.                               VARIATION

This Agreement may not be amended varied supplemented or otherwise modified except by an instrument in writing signed by both Parties.

31.                               SURVIVAL OF OBLIGATIONS

The provisions of the following Clauses shall survive termination or expiry of this Agreement, Clauses: 1, 11, 12, 13, 14, 21, 22, 23, 24, 25, 26, 28, 29, 30 and 31.

32.                               DISPUTE RESOLUTION

In any circumstances in this Agreement where there is a dispute the Parties shall, in the event of a continuing dispute, escalate the matter to their respective managing directors to resolve.  In the event that no resolution is achieved, either Party may refer the dispute to an independent assessor (jointly agreed by the Parties) to decide the dispute.  The parties will be jointly responsible for the costs of the independent assessor unless otherwise determined by the independent assessor.  Any decision taken by the independent assessor shall be final.

For and on behalf of BRUKER EAS

Signed:	/s/ Burkhard Prause	Signed:	/s/ Reinhard Dietrich

Date:		Date:	25.09.09

Name:		Name:	Reinhard Dietrich

Title:		Title:	Director Sales

For and on behalf of Siemens Magnet Technology Ltd:

Signed:	/s/ Dietmar Lehne	Signed:	/s/ Markus Kolitch

Date:	09/07/09	Date:	06.07.09

Name:	Dietmar Lehne	Name:	Markus Kolitch

Title:	Managing Director	Title:	Finance Director

Signed:	/s/ Michel Atallah

Date:	15/6/09

Name:	Michel Atallah

Title:	Logistics Director

SCHEDULE 1

PRODUCTS

PART 1

SMT KITS 2008/2009

KIT		Part SAP	mat-no.	length
[**]
AK	[**]	10109140	96732625	[**]
AM	[**]	10127123	96732624	[**]
AS	[**]	10111513	96732624	[**]
[**]
V	[**]	10108964	96732624	[**]
W	[**]	10108893	96732624	[**]
XL	[**]	10109134	96732627	[**]
YL	[**]	10109131	96732626	[**]
[**]
AA	[**]	10109145	96732623	[**]
AB	[**]	10108925	96732623	[**]
AC	[**]	10108924	96732623	[**]
AD	[**]	10109147	96732625	[**]
[**]
AR	[**]	10109152	96732625	[**]
AV	[**]	10109144	96732624	[**]
AW	[**]	10127638	96732881	[**]
AWL	[**]	10109141	96732626	[**]
AX	[**]	10109143	96732624	[**]
[**]
AE	[**]	10108989	96732620	[**]
AFL	[**]	10108990	96732627	[**]
AG	[**]	10108991	96732621	[**]
[**]
PAL	[**]	10118311	96732626	[**]
PB	[**]	10127639	96732881	[**]
PBL	[**]	10118308	96732626	[**]
PCL	[**]	10118309	96732627	[**]
PDL	[**]	10126842	96732620	[**]

Product lead time for Products sighted above is 16 weeks (save for [**] related Products which shall have a lead time of 21 weeks)

SCHEDULE 2

PRICES — Effective up to and inclusive of [**]

Kit						[**]
[**]		Part SAP	mat-no.	length	Q	price/km	price/kit
[**]	[**]	10109140	96732625	[**]	1	[**]	[**]	€
[**]	[**]	10127123	96732624	[**]	1	[**]	[**]	$
[**]	[**]	10111513	96732624	[**]	1	[**]	[**]	$
[**]
[**]	[**]	10108964	96732624	[**]	1	[**]	[**]	$
[**]	[**]	10108893	96732624	[**]	1	[**]	[**]	$
[**]	[**]	10109134	96732627	[**]	1	[**]	[**]	$
[**]	[**]	10109131	96732626	[**]	1	[**]	[**]	€
[**]
[**]	[**]	10109145	96732623	[**]	1	[**]	[**]	€
[**]	[**]	10108925	96732623	[**]	1	[**]	[**]	€
[**]	[**]	10108924	96732623	[**]	1	[**]	[**]	€
[**]	[**]	10109147	96732625	[**]	1	[**]	[**]	€
[**]
[**]	[**]	10109152	96732625	[**]	1	[**]	[**]	€
[**]	[**]	10109144	96732624	[**]	1	[**]	[**]	$
[**]	[**]	10127638	96732881	[**]	1	[**]	[**]	€
[**]	[**]	10109141	96732626	[**]	1	[**]	[**]	€
[**]	[**]	10109143	96732624	[**]	1	[**]	[**]	$
[**]
[**]	[**]	10108989	96732620	[**]	1	[**]	[**]	$
[**]	[**]	10108990	96732627	[**]	1	[**]	[**]	$
[**]	[**]	10108991	96732621	[**]	1	[**]	[**]	$
[**]
[**]	[**]	10118311	96732626	[**]	1	[**]	[**]	€
[**]	[**]	10127639	96732881	[**]	1	[**]	[**]	€
[**]	[**]	10118308	96732626	[**]	1	[**]	[**]	€
[**]	[**]	10118309	96732627	[**]	1	[**]	[**]	$
[**]	[**]	10126842	96732620	[**]	1	[**]	[**]	$

A) Prices valid [**]

SMT KITS 2009	[**]	[**]

Kit						[**]
[**]		Part SAP	mat-no.	length	Q	price/km	price/kit
[**]	[**]	10109140	96732625	[**]	1	[**]	[**]	€
[**]	[**]	10127123	96732624	[**]	1	[**]	[**]	$
[**]	[**]	10111513	96732624	[**]	1	[**]	[**]	$
[**]
[**]	[**]	10108964	96732624	[**]	1	[**]	[**]	$
[**]	[**]	10108893	96732624	[**]	1	[**]	[**]	$
[**]	[**]	10109134	96732627	[**]	1	[**]	[**]	$
[**]	[**]	10109131	96732626	[**]	1	[**]	[**]	€
[**]
[**]	[**]	10109145	96732623	[**]	1	[**]	[**]	€
[**]	[**]	10108925	96732623	[**]	1	[**]	[**]	€
[**]	[**]	10108924	96732623	[**]	1	[**]	[**]	€
[**]	[**]	10109147	96732625	[**]	1	[**]	[**]	€
[**]
[**]	[**]	10109152	96732625	[**]	1	[**]	[**]	€
[**]	[**]	10109144	96732624	[**]	1	[**]	[**]	$
[**]	[**]	10127638	96732881	[**]	1	[**]	[**]	€
[**]	[**]	10109141	96732626	[**]	1	[**]	[**]	€
[**]	[**]	10109143	96732624	[**]	1	[**]	[**]	$
[**]
[**]	[**]	10108989	96732620	[**]	1	[**]	[**]	$
[**]	[**]	10108990	96732627	[**]	1	[**]	[**]	$
[**]	[**]	10108991	96732621	[**]	1	[**]	[**]	$
[**]
[**]	[**]	10118311	96732626	[**]	1	[**]	[**]	€
[**]	[**]	10127639	96732881	[**]	1	[**]	[**]	€
[**]	[**]	10118308	96732626	[**]	1	[**]	[**]	€
[**]	[**]	10118309	96732627	[**]	1	[**]	[**]	$
[**]	[**]	10126842	96732620	[**]	1	[**]	[**]	$

The Price increases effective on [**] are agreed subject to the findings of an independent Audit.  The Audit will seek to determine that the increase is a pass through and not effected by any inflationary factors such as Profit margins and overheads so as to artificially increase the NbTi from the Tier 2 Supplier.

2

B) Adjusted prices according to SAP-change [**]

KITS SMT 2009	[**]

					Base- base-			NbTi WIC 152,13$ T21	Cu 6,720		Base 0,94	Base 0,94*0,94 till	Total Base +	Total Base + Material / €-kit
Kit		Part SAP	Length		price	NbTi	Cu	156,42$	$	Material	(year)	31.03.09	Material	EURO
[**]					USD	Kg/kit	kg/kit	USD	USD	USD		USD	USD	1,35
[**]	[**]	10109145	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10108925	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10108924	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10109147	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]
[**]	[**]	10108989	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10108990	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10108991	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]
[**]	[**]	10118311	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10118308	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10127639	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10118309	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]
[**]	[**]	10109140	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10127123	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10111513	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]
[**]	[**]	10109152	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10109144	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10127638	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10109141	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10109143	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]
[**]	[**]	10108964	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10108893	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10109134	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10109131	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

C) Adjusted prices according to agreed upon bonus-regulations [**]

KITS SMT 2009	[**]

Kit		Part SAP	Length		Base- base- price	NbTi	Cu	NbTi WIC 152,13$ T21 156,42$	Cu 6,720 $	Material	Base 0,94 In SAP	Base 0,94*1 ab 01.04.09	Total Base + Material	Total Base + Material / €-kit
[**]					USD	kg/kit	kg/kit	USD	USD	USD		USD	USD	1.35
[**]	[**]	10109145	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10108925	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10108924	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10109147	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]
[**]	[**]	10108989	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10108990	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10108991	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]
[**]	[**]	10118311	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10118308	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10127639	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10118309	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]
[**]	[**]	10109140	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10127123	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10111513	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]
[**]	[**]	10109152	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10109144	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10127638	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10109141	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10109143	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]
[**]	[**]	10108964	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10108893	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10109134	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	10109131	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]
	[**]	10126962	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
	[**]	10126960	[**]	$	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
	[**]	10126961	[**]	€	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Prices from October - December 2008 reflect Copper @ [**].  These Prices should have reflected Copper at [**]. EAS agree to credit SMT the difference at the end of this quarter.  The adjustment calculation will be in line with the mechanism in this schedule, clause 1.1 refers.

4

1.1   The prices as submitted by THE SUPPLIER at [**] will then be adjusted for the copper price of [**]. This is effective as of [**]. A credit for the difference will be payable to SMT if the adjustment is not made.

The adjustment is calculated as follows :

Copper Calculation Adjustment ORx:

Price	[**] USD

Cu Quantity	[**] MT

Cu-price	[**] USD/MT

Price without Cu	[**] USD

Cu-price (LOI-Cu)	[**] USD/MT

Price ORx(LOI-Cu)	[**] USD

Price ORx (LOI-Cu) = P Price — (MCu x [**] USD) — (MCu x [**] USD)

Instruction

[The remainder of this Schedule is a copy of the Letter of Intent entered into between the Supplier and Siemens dated 13-August 2008].

1.2   Siemens Magnet Technology Limited (“Siemens”) instructs THE SUPPLIER to fix copper prices for the period between the 01-October 08 and 30-September 09 for 75% of the volume as calculated at MPS Volume 2008/9 x the Product Share. On this basis THE SUPPLIER will therefore be able to provide fixed prices for the wire types associated with the products mentioned in Schedules 1 & 2 of the Supply Agreement.

1.3   THE SUPPLIER will make immediate provision for securing the copper as stated in 1.2 unless the price obtainable is greater than [**]/Metric tonne. In such an event where the copper is greater than [**]/Metric tonne THE SUPPLIER will be required to contact Siemens to obtain express permission to proceed.

1.4   All Products procured from THE SUPPLIER will be based on the copper price as determined in 1.2.

1.5   Actual Product usage will be determined from Self Billed Invoices (Schedule 9 of the Supply Agreement).

1.6   In the event that Siemens take a greater or lesser share of the calculated volume as described in 1.2, a quarterly adjustment will be calculated to cover the un-hedged portion of consumption of the volume. There are two calculations to determine the adjustment:-

Adjustment for copper variation over 75%: - Reconciliation of copper each month will be made based on Siemens actual consumption. The hedged price for copper will be compared to the LME market average closing price during the month of consumption. A higher LME market average price differential will be borne by Siemens. A lower LME market average price differential will result in a refund to Siemens by the Supplier. All copper consumed above 75% of the monthly volume forecast will be subject to these calculations. The monthly reconciliation will be paid quarterly.

Adjustment for copper variation below 75% - If Siemens Product consumption falls below the 75% of volume level in any month, THE SUPPLIER will procure less copper than they hedged (since THE SUPPLIER executed their hedge quantity based on Siemens’ indicated volume). Consumption below the 75% level of the volume exposes both parties to losses (or gains) associated with of an over-hedged position (Financial Hedge contracts without equivalent physical metal purchases leaves contract gains/losses uncovered).

To protect the parties against this over-hedged position the following calculations will apply :

Each month during which Siemens consumption falls below 75% of the monthly volume forecast, the difference in copper between volume and actual consumption is multiplied by the difference between the hedged copper price and the LME market average closing price for that month.

If the LME market average closing price is above the hedged price, that number of kilograms multiplied by the price difference will be refunded to Siemens.

If the LME market average closing price is below the hedged price, that number of kilograms multiplied by the price difference will borne by Siemens.

This will be reconciled monthly and settled quarterly.

1.7   The prices as submitted by THE SUPPLIER dated 02-01-08 will then be adjusted for the copper price as agreed in 1.2. (The calculated new prices will be the prices “SMT Pricelist 2008Cu [**] adjusted for the lower base price agreed for FY 2009 on Oct 26th, 2007, plus the difference between the [**]/Metric Tonne copper price and copper price (as per clause 1.2) x the quantity of copper per kit as per THE SUPPLIER RFQ3 cost breakdown sheets).

Example ORx:

Price	[**] USD

Cu Quantity	[**] MT

Cu-price	[**] USD/MT

Price without Cu	[**] USD

Cu-price (LOI-Cu)	[**] USD/MT

Price ORx(LOI-Cu)	[**] USD

Price ORx (LOI-Cu) = P Price — (MCu x [**] USD) — (MCu x [**] USD)

1.8   The copper price impact as stated in 1.6 will be effective immediately that the new pricing comes into force according to this LOI in relation to THE SUPPLIER Supplying Product to Siemens from 01 October 2008.

1.9   THE SUPPLIER shall provide evidence as to the secured copper price upon a request from Siemens.

6

The Prices in Schedule 2 are based on SMT meeting Quarterly targets of [**] USD. The determination of this target will based on the “RFQ3 Total Magnet Price” in EAS proposal dated 26-October 2007 x the number of Products forecast in each respective quarter. The target level and respective pricing is subject to the following rules:-

[**]

The target values and subsequent pricing as described above will be determined using the MPS issued in the month prior to the start of the respective quarter concerned.

Siemens will have the right to substantiate any future price changes for NbTi between Siemens and THE Supplier or between a nominated third party auditor and the Supplier. Any NbTi price changes will have a 2 month delay from the effective date to the Supplier to the resulting effective date for Siemens.

7

SCHEDULE 3

QUALITY ASSURANCE

1.1           Requirements placed on the Supplier’s quality management system

The Supplier shall maintain a quality management system (hereinafter referred to as the “QM System”) that meets the following requirements:

Standard:	Certifying office:
ISO 9000 2000	Optional

The Supplier will inform Siemens without delay of any amendment, interruption or revocation of the stated certifications.

1.2           Obligation to keep records and archiving

The Supplier shall prepare documentation that describes both the development (EHR = Engineering History Record) and the production (DMR = Device Master Record, e.g.  drawings, inspection plans, bills of materials etc.) of products.  Changes of products and processes as part of the product upgrade service are described in the EHR and DMR documents and are also integral components of these documents.

All EHR and DMR documents are to be archived following creation and kept for at least 5 years following discontinuation of the serial production and delivery.

The Supplier will document the manufacture of the individual products (DHR = Device History Record, e.g.  work progress documentation, test records, test certificates, etc.).  Such documentation contains proof, in relation to the serial or batch numbers, of the procurement and manufacturing/test steps for each manufactured product, including the test results in the test certificates.

All DHR documents are also to be archived and kept for at least 5 years following delivery of the individual products.

EHR, DMR and DHR documents are to be held available in a legible form during the archiving period and, if required, made available to Siemens free of charge within a maximum period of 3 workdays.

1.3         Verifying the QM System

Siemens shall have the right to verify the adherence to the agreed quality assurance measures, and the right to inspect the existing documentation and to participate in quality checks carried out by the Supplier.  The checks may be carried out by way of quality audits (e.g.  audits involving the systems, products or processes) and via inspections.

1.4         Additional QM System requirements

1.4.1      Quality management for new products

New products may only contain components drawn from used products if Siemens has expressly approved of such action.

The Supplier undertakes to comply with all statutory provisions and guidelines.  If adherence to technical regulations and norms is agreed upon for products or components of such products, such as CE, PED specifications, the Supplier shall provide proof of this as part of the DHR documents.  Its subcontractors and sub-suppliers will provide such proof in relation to the serial or batch numbers on the basis of suitable controls of their own or by way of appropriate confirmation.

The Supplier is responsible for the overall condition and the entire functional scope of the delivered products, including the condition and functioning of the components that it procures from its subcontractors and sub-suppliers.

The Supplier shall ensure that the manufacturing processes are run in accordance with the Supplier’s valid procedural instructions under controlled conditions.  This means, among other things, that suitable manufacturing and test devices are used, relevant process parameters are documented and that a QM control system geared towards such operations ensures that these processes are run accordingly.

To provide proof that the finished product meets the stipulated requirements, the Supplier shall ensure that the products it manufactures will undergo appropriate controls prior to, during or in the final manufacturing phase and prior to delivery to Siemens.  The tests must be carried out in accordance with any explicit agreement thereto but in every case in accordance with the Supplier’s procedural instructions valid at time of testing.  The Supplier shall document the implementation of the controls in accordance with its QM System, e.  g.  by way of a control sticker or a control stamp on the delivered products and on the accompanying packaging.

The Supplier will ensure that no products are delivered that do not fully meet the stipulated requirements.

In the case of products that contain deviations and whose acceptability must be clarified, the Supplier will forward an appropriate written concession application to Siemens.  The following details are to be included in such an application:

•                                          Type of deviation

•                                          Frequency of deviation

•                                          Cause of deviation

•                                          Corrective and preventive measures

•                                          Impact on reliability of the component

•                                          Safety

•                                          Customer interfaces

•                                          Operational performance

•                                          Specification & technical documentation

•                  Risk assessment

•                  Details of validation

The respective products are to be labelled so that they can be clearly identified.  Products that contain deviations may only be delivered following written approval by Siemens.

Proof of the manufacturing and tests is to be provided, in relation to the serial or batch numbers, in the respective DHR documentation.

1.4.2            Regulatory Data Requirements

1.4.2.1         General

It is a requirement of Siemens that all Assemblies and Parts manufactured by the Supplier are in compliance with the regulatory requirements defined by the Standards, Codes and EC Directives identified by Siemens Magnet Technology.

1.4.2.2         Delivery Regulatory Data

The current detail and format of documentation supplied to Siemens in support of both the regulatory requirements and Siemens Quality Regulations must continue unchanged unless a new agreement is reached between the parties.

The data package supplied for each assembly should be delivered to Siemens Magnet Technology within 5 working days of delivery of the assembly in question.

1.4.2.3         Records and Archiving

The regulatory data that is held by the Supplier shall be stored and controlled by the Supplier quality department for a minimum of 3 years and until disposal is agreed by Siemens Magnet Technology and be accessible within one day of any.

The current detail and format of data retained by the Supplier in support of both the regulatory requirements and Siemens Magnet Technology Quality Regulations must continue unchanged unless a new agreement is reached between the parties.

1.4.2.4         Quality management in the case of repairs of used products

In the case of repairs of used products [(returned goods from the field following startup at the premises of Purchaser’s final customer)], the Supplier will implement the same quality management as in the case of manufacturing new products, as far as this is possible.

Repaired products must conform with the same condition and functional scope as new products.  They must be labelled as repaired products.

1.4.2.5         Storage, packaging and transport

Following the final inspection the Supplier will ensure that sufficient protection is given for storage [in its own division], in particular against damage and environmental influences.

As far as possible, the environmental acceptability of packaging [and transportation] of newly produced products by way of coordinated forwarding concepts with multiple and/or shuttle packaging, the reduction of the packaging volume and use of environmentally friendly packaging materials as well as the costs of packaging and disposal are to be optimized.

1.5           Product labelling

The following identification characteristics are to be attached to the products and packaging:

Identification characteristics	Product	Packaging	Barcode
Name of product	optional	optional	no
Siemens Med part number of product	yes	yes	yes
Product Serial or batch number	yes	yes	yes
Product revision status	yes	yes	yes
Approval markings, where-available	yes	yes	no
Supplier part and type number	optional	optional	optional
Quantity of products in packaging unit	n.a.	yes	yes

The machine-readable identification characteristics (bar codes) are to be drawn up in accordance with EN 800 as Code 39.  The layout and further details are described in the enclosed Quality Guideline Med 1 Al “Identification of products/requirements placed on suppliers”.  Requirements that extend beyond this are, where applicable, to be specified in the respective product descriptions.

1.6         Corrective and preventive measures

To determine weak spots the Supplier will maintain a fault analysis system for faulty products and will derive the necessary corrective and preventive measures (CAPA = Corrective and Preventive Action) from this.  Faulty products are products that have not only failed the Supplier’s tests prior to delivery to Siemens, but also products that have been returned by Siemens to the Supplier as being faulty.

Faulty products are to undergo a fault analysis.  This means, in particular, determining weak spots, specifying the necessary corrective measures and verifying their effectiveness.

The data from the fault analysis system will be treated as DMR documents.

1.7         Complaints

If returned goods are labelled with the following addition, “Goods returned for the investigation of a complaint” (so-called CC parts = Customer Complaint parts), these parts are to be analysed within 2 weeks of receipt, unless agreed otherwise by Siemens and the Supplier and an individual report is to be drawn up and forwarded to Siemens’ responsible office.

The respective parts may be integrated in the normal repair process only following approval by Purchaser’s responsible office.

In exceptional cases Siemens will be under obligation to store these parts, without changes, for 10 years.  These parts must be returned to Siemens following the fault analysis.  The necessary agreements are to be made in a respective case between Siemens’s responsible office and the Supplier.

1.8         Processing product changes

Product changes are all changes that may have an effect on function; design; measurements; interfaces; transport and storage capabilities; handling; capabilities regarding processing, repairs or maintenance; production processes; recycling or the disposal of products.

The Supplier will document all product changes in accordance with its QM System.

1.9         Quality assurance officer

Quality assurance representative / quality management officer at the Supplier’s premises:

Name:	Gerhard Kalbitz

Dept.:	Quality

Telephone:	6181-4384-4135

Fax:	6181-4384-4480

E-mail:	Gerhard.kalbitz@advancedsupercon.com

Quality assurance representative / quality management officer at Siemens’ premises:

Name:	Shoune Kent

Dept.:	QA

Telephone:	++44 (0) 1865 850283

Fax:	++44 (0) 1865 850189

E-mail:	shoune.kent@siemens.com

1.10       Exchange of quality-relevant information via e-mail

For the exchange of quality-relevant information between the partners via e-mail an appropriate software for the digital signature and encryption shall be used.  After this agreement comes into force, the Supplier and Siemens shall mutually determine the software to be used (with the current encryption standard PGP or S/MIME) and exchange the necessary public keys.

SCHEDULE 4

PROHIBITED SUBSTANCES

List of prohibited hazardous substances

List of prohibited hazardous substances

Excerpt of bans or restrictions on the distribution of hazardous substances, valid in the EU, in Switzerland, and some other countries.

Status: May 2002

2 Substance	CAS no.	Application affected	Limit value in wt. % (1)	Exceptions	1.1.1.1.1 Legal regulations (2)
Aliphatic CHSs	see below (3)	General prohibition	0,1 (total)	yes	DE ChemVerbots V EU 76/769/EWG
1,1,1 – Trichloroethane Tetrachloromethane	71-55-6 56-23-5	General prohibition	0		CH StoV Anh. 3,4 StoV Anh. 4,14
Asbestos	1332-21-4 see below (4)	General prohibition	0,1 (total)	yes	DE ChemVerbotsV EU 76/769/EWG
			0	yes	CH StoV Anh. 3.3
Lead	7439-92-1	Permanently installed batteries (7)	0,4	yes	DE BattV EU 91/157/EWG
			0,1	yes	CH StoV Anh. 4.10
Cadmium and cadmium compounds	7440-43-9	Pigments in plastics Stabilized vinyl chloride polymers and copolymers (e.g. PVC) Metal surface coating	0,01 0,01 0	yes yes yes	DE ChemVerbotsV EU 76/769/EWG CH StoV Anh. 4.11 (in polymers) StoV Anh. 4.12 (corrosion protection)
		Permanently installed batteries (7)	0,025	yes
		Zinc-carbon batteries	0,015
		Zinc layers	0,025	yes	CH StoV Anh. 4.12
Polychlorinated dioxins and furans Polybrominated dioxins and furans	see below (5)	General prohibition	Group limit values 0,000 000 5	yes yes	DE ChemVerbots V
CFCs and halons	see below (4)	Aerosols Coolants Foam plastics Cleaning agents and solvents	1,0 1,0 0 1,0	yes yes yes yes	DE FCKW - Halon-VerbotsV EU 2037/2000 CH StoV Anh. 3.4 StoV Anh. 4.9 StoV Anh. 4.14-15

					US CAA (42 USC 7671 et seq.)
FCs including C3 HCFCs including C3 HBrFCs including C3 Methyl bromide	74-83-9	General Prohibition	0	yes	CH StoV Anh. 3.4 StoV Anh. 4.9 StoV Anh. 4.14-15
Formaldehyde	50-00-0	Wooden materials and furniture	0,1 ml/m3 (special testing procedure)	yes	DE ChemVerbotsV AT BGBI. 194/1990

List of prohibited hazardous substances (continued)

3 Substance	CAS no.	Application affected	Limit value in wt. % (1)	Exceptions	1.1.1.1.2 Legal regulations (2)
Halogenated aromatic compounds		Capacitors and transformers	0,05/0,005 (mono-/poly-halogenated)		CH StoV Anh. 4.8
Pentachlorophenol (PCP) Pentachlorophenol, sodium salt Other PCP salts and compounds	87-86-5 131-52-2	General prohibition	0,000 5 (total)	yes	DE ChemVerbotsV EU 76/769/EWG

Polychlorinated hiphenyls (PCBs)

Polychlorinated terphenyls (PCTs)

Monomethyltetrachlorodiphe nylmethane (Ugilec 141)

Monomethyldichlorodiphenyl methane (Ugilec 121 or 21)

Monomethyldibromodiphenyl methan (DBBT)

	1336-36-3 61788-33-8 76253-60-6 99688-47-8	General prohibition	0,000 5 (total) 0	yes	DE ChemVerbotsV EU 76/769/EWG CH StoV Anh.3.1

Polychlorinated biphenyls (PCBs)	1336-36-3	Not completely packaged	0,05	yes	US TSCA (15 USC 2605) + 40 CFR 761
Halogenated biphenyls, terphenyls, naphtalenes		General prohibition	0
Mercury and mercury compounds	7439-97-6	Batteries	0,000 5	yes	DE BattV EU 98/101/EG
		Button cells and batteries	2		DE BattV EU 98/101/EG

		composed of button cells
		Alkaline-manganese batteries	0,025	yes	CH StoV Anh. 4.10
		Carbon-zinc batteries	0,01		CH StoV Anh. 4.10
		General prohibition	0	yes	CH StoV Anh. 3.2 NL Decree 9 September SE 1998 SFS 1998:944
Mercury and cadmium	7439-97-6 7440-43-9	Permanently installed batteries (7)	0,001 (total)	yes	CH StoV Anh. 4.10
Heavy metals (lead, cadmium, hexavalent, chromium, mercury)		Substances and preparations for the private and consumer	0,01 (total)		DE VerpackV EU 94/62/EG
Tar oils	8001-58-9	Wood and wooden materials	0	yes	DE ChemVerbotsV EU 76/769/EWG

List of prohibited hazardous substances (continued)

4 Substance	CAS no.	Application affected	Limit value in wt. % (1)	Exceptions	4.1.1.1.1 Legal regulations (2)
+Carcinogenic, mutagenic, and reproduction toxic substances (categories 1 and 2)		Substances and preparations for the private end consumer	Depends on the substance	yes	DE ChemVerbotsV EU 76/769/EWG
The regulations concerning the following residual monomers only apply to plastic parts intended for contact with foodstuffs. They do not apply to the majority of electrotechnical products!
Acrylonitrile as residual monomer	107-13-1	ABS, SAN and other copolymers in contact with foodstuffs	0,000 002 (SML)		DE BedarfsgegV EU 90/128/EWG
Butadiene as residual monomer	106-99-0	ABS in contact with foodstuffs	0,000 002 (SML)		DE BedarfsgegV EU 90/128/EWG
Vinyl chloride as residual monomer	75-01-04	PVC and copolymers in contact with foodstuffs	0,000 1 0,000 001 (SML)	yes	DE BedarfsgegV EU 90/128/EWG

Notes regarding the List of prohibited hazardous substances

1)                                      The value 0 means that no limit is stated in the legislation.  In this case, the legally specified chemical concentration limits are to be observed.

SML = Specific Migration Limit (maximum permissible concentration of the diffused substance in foodstuff)

2)                                      Country codes according to ISO 3166

BattV = Battery ordinance

BedarfsgegV = Commodity goods ordinance

ChemVerbotsV = Chemical prohibition ordinance

CAA = Clean Air Act

FCKW-Halon-VerbotsV = CFC and halons prohibition ordinance

SFS = Svensk forfattningssamling (Swedish Code of Statutes)

StoV ---- Swiss ordinance regarding environmentally hazardous substances

TSCA = Toxic Substances ControlAct

VerpackV = Packaging ordinance

3)	Alphatic CHSs	CAS no.	6)	CFCs/halons	CAS no.
	Tetrachloromethane	56-23-5		Trichlorofluoromethane (R11)	75-69-4
	1,1,2,2-Tetrachrloromethane	79-34-5		Dichlorodifluoromethane (R12)	75-71-8
	1,1,1,2-Tetrachloroethane	630-20-6		Chlorotrifluoromethane (R13)	75-72-9
	Pentachloroethane	76-01-7		Tetrachlorodifluoroethane (R112)	76-11-9
	Trichloromethane (chloroform)	67-66-3		Trichlorotrifluoroethane (R113)	76-13-1
	1,1,2-Trichloroethane	79-00-5		Dichlorotetrafluoroethane (R114)	76-14-2
	1,1-Dichloroethylene	75-35-4		Chloropentafluoroethane (R115)	76-12-0
	1,1,1-Trichloroethane	71-55-6		Bromochlorodifluoromethane (halon 1211)	353-59-3
				Bromotrifuoromethane (halon 1301)	75-63-8

4)	Asbestos			Dibromotetrafluoroethane (halon 2402)	124-73-2
	Aktinolite	77536-66-4		Tetrachloromethane	56-23-5
	Amosite	12172-73-5		1,1,1-Trichloroethane	71-55-6
	Anthophyllite	77536-67-5		Chlrorfluromethane (R22)	75-45-6
	Chrysotile	12001-29-5
	Crocidolite	12001-28-4
	Temolite	77536-68-6

5)	Halogenated dioxins and furans
	2,3,7,8-Tetra-CDD	1746-01-6		1,2,3,4,6,7,8,9-Octa-CDD	3268-87-9
	1,2,3,7,8-Penta-CDD	40321-76-4		1,2,3,4,6,7,8-Hepta-CDF	67562-39-4
	2,3,7,8-Tetra-CDF	51207-31-9		1,2,3,4,7,8,9-Hepta-CDF	55673-89-7
	2,3,4,7,8-Penta-CDF	57117-31-4		1,2,3,4,6,7,8,9-Octa-CDF	39001-02-0

1,2,3,4,7,8-Hexa-CDD	39227-28-6	2,3,7,8-Tetra-BDD	50585-81-6
1,2,3,7,8,9-Hexa-CDD	19408-74-3	1,2,3,7,8-Penta-BDD	109333-34-8
1,2,3,6,7,8-Hexa-CDD	57653-85-7	2,3,7,8-Tetra-BDF	67733-57-7
1,2,3,7,8-Penta-CDF	57117-41-6	2,3,4,7,8-Penta-BDF	131166-92-2
1,2,3,4,7,8-Hexa-CDF	70648-26-9	1,2,3,4,7,8-Hexa-BDD	110999-44-5
1,2,3,7,8,9-Hexa-CDF	72918-21-9	1,2,3,7,8,9-Hexa-BDD	110999-46-7
1,2,3,6,7,8-Hexa-CDF	57117-44-9	1,2,3,6,7,8-Hexa-BDD	110999-45-6
2,3,4,6,7,8-Hexa-CDF	60851-34-5	1,2,3,7,8-Penta-BDF	109333-34-8
1,2,3,4,6,7,8-Hepta-CDD	35822-46-9

6)                                      Permanently installed batteries are those which cannot be removed from appliances without effort.  They are either soldered or welded to the contacts, or permanently connected in some other manner.

The Supplier recognises their obligations as a manufacturer or supplier to operate our business in a safe and environmentally responsible way.  It is our aim to comply with all applicable legal, regulatory and corporate requirements and, if it is deemed appropriate, adopt more stringent standards for the promotion of good safe working practices and the protection of the environment and the communities with whom we cooperate.

The Supplier shall ensure that compliance with all relevant Environment, Health & Safety legislation, taking into account any appropriate exemptions, is achieved based on competent design and manufacture and on assurances from suppliers of components, sub assemblies and other items which form an integral part of the products supplied.

In particular, but not exclusively, we shall ensure, where appropriate, compliance with the following;

The European Union’s ‘Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment’ Directive (2002/95/EC) which took effect on July 1, 2006 prohibits the sale of electronic equipment containing certain hazardous substances such as lead, cadmium, mercury, hexavalent chromium, polybrominated biphenyls (“PBB”) and polybrominated diphenylethers (“PBDE”) in the European Union.

The WEEE (Waste from Electrical and Electronic Equipment) Directive aims to encourage producers of electrical and electronic equipment to design in an environmentally friendly way and to maximize the potential for recyclability or re-use of the product.  The initial intent of the directive was to address the issue raised by the huge volume of consumer products which were discarded after a very short period of use due to fashion or technology changes, but is now deemed to apply to all producers of electrical and electronic equipment (with certain exemptions as defined in the text).

The European Union’s Registration, Evaluation and Authorisation of Chemicals (REACH) regulations entered force throughout the European Union on 1 June 2007.  They represent the most major upheaval in the regulatory environment for chemicals for over 25 years.  REACH applies not only to chemical manufacturers and importers; it also has major implications for the electrical products sector.

SCHEDULE 5

CODE OF CONDUCT FOR SIEMENS SUPPLIERS

This Code of Conduct defines the basic requirements placed on Siemens’ suppliers of goods and services concerning their responsibilities towards their stakeholders and the environment.  Siemens reserves the right to reasonably change the requirements of this Code of Conduct due to changes of the Siemens Compliance program.  In such event Siemens expects the Supplier to accept those reasonable changes.

The Supplier declares herewith:

Legal compliance

•                                          to comply with the laws of the applicable legal system(s).

Prohibition of corruption and bribery

•                                          to tolerate no form of and not to engage in any form of corruption or bribery, including any payment or other form of benefit conferred on any government official for the purpose of influencing decision making in violation of law.

Respect for the basic human rights of employees

•                                          to promote equal opportunities for and treatment of its employees irrespective of skin colour, race, nationality, social background, disabilities, sexual orientation, political or religious conviction, sex or age;

•                                          to respect the personal dignity, privacy and rights of each individual;

•                                          to refuse to employ or make anyone work against his will;

•                                          to refuse to tolerate any unacceptable treatment of employees, such as mental cruelty, sexual harassment or discrimination;

•                                          to prohibit behaviour including gestures, language and physical contact, that is sexual, coercive, threatening, abusive or exploitative;

•                                          to provide fair remuneration and to guarantee the applicable national statutory minimum wage;

•                                          to comply with the maximum number of working hours laid down in the applicable laws;

•                                          to recognise, as far as legally possible, the right of free association of employees and to neither favour nor discriminate against members of employee organisations or trade unions.

Prohibition of child labour

•                                          to employ no workers under the age of 15 or, in those countries subject to the developing country exception of the ILO Convention 138, to employ no workers under the age of 14.

Health and Safety of employees

•                                          to take responsibility for health and safety of its employees;

•                                          to control hazards and take the best reasonably possible precautionary measures against accidents and occupational diseases;

•                                          to provide training and ensure that employees are educated in health and safety issues;

•                                          to set up or use an occupation health & safety management systems to OHSAS 18001 or equivalent.

Environmental protection

•                                          to act in accordance with the applicable statutory and international standards regarding environmental protection;

•                                          to minimise environmental pollution and make continuous improvements in environmental protection;

•                                          to set up or use an environmental management system according to ISO 14001 or equivalent.

Supply Chain

•                                          to use best efforts to promote among its suppliers compliance with this Code of Conduct;

•                                          to comply with the principles of non discrimination with regard to supplier selection and treatment.

For and on behalf of the Supplier:

Signed:	/s/ Burkhard Prause	Signed:	/s/ Reinhard Dietrich

Date:		Date:	25.09.09

Name		Name:	Reinhard Dietrich

Title:		Title:	Director Sales

For and on behalf of Siemens Magnet Technology Ltd:

Signed:	Signed:

Date:	Date:

Name	Name:

Title:	Title:

SCHEDULE 6

EXAMPLE PURCHASE ORDER

(NOT APPLICABLE)

SCHEDULE 7

KEY PERFORMANCE INDICATORS

The detailed format of the Key Performance Indicators shall be agreed between the parties.  A target for each KPI shall be agreed at each Business Review Meeting by both parties.  The following shall constitute the basis of these:

Quality KPI:

The percent of Products delivered to Siemens which are rejected, are subject to a Corrective Action Requests or a concession due to the Product not meeting the specification

Delivery Performance KPI:

The delivery performance KPI shall record any event where the Siemens Production line is stopped due to failure to supply Products, with the limits set-out in Clause 4.1 or an incident where a Supplier requires additional management by Siemens personnel to facilitate, accelerate or organise the delivery of Products.

Cost Reduction KPI:

The target set out for cost reduction shall be 5% year-on-year across the range of the products supplied per Schedule 1.  This cost reduction is a target only and not an obligation on the Supplier

Kitting Efficiency KPI

This is based on the scoring assigned to number of joints, number of spools per kit and minimum wire length targets set-out in the Purchase spec

Kanban KPI:

The target is for the Supplier to maintain 70% levels unless Siemens alters its consumption volume by +/-20%.  The levels will be measured on a daily basis and reported as an average value at the end of every month and the target levels reviewed annually.

SCHEDULE 8

WIRE DEFECT PROCESS

[**]

SCHEDULE 9 EXAMPLE INVOICE SELF BILLING Invoice Invoice No. Vendor Address Original Invoice Number: Document Date. Ref. 28 October 2008 Original Invoice Date. Material Doc No. Vendor No. VAT No: Shared Services: Siemens Magnet Technology Limited PO Box 433 Durham DH1 9WH Client Site: Siemens Magnet Technology Limited Wharf Read Eynsham Witney OX29 4BP VAT No: GB 532 5920 54 Material No. Description Unit Price Quantity Net Amount 0 Total Reference settlement - 0 issued by Siemens Magnet Technology Limited for: Description 0.00 0.00 0.00 Sub total Total VAT 17.50% 0.00 0.00 GBP 0.00 Contact Details - Eynsham email: james.batty@siemens.com fax: +44(0)1865 850150 phone: +44(0)1865850327 This document was generated by Siemens Magnet Technology Limited The VAT shown is your output tax due to HM Revenue and Customs

SCHEDULE 10

KANBAN PROCESS

[**]

SCHEDULE 11

EXAMPLE ONLY

SELF-BILLING AGREEMENT

The self-biller (the customer) agrees:

1.                                       To issue self-billed invoices for all supplies made to them by the self-billee (the Supplier) pursuant to a Supply Agreement entered into between the Customer and Supplier (the “SA”).

2.                                       To complete self-billed invoices showing the supplier’s name, address and VAT registration number, together with all the other details which constitute a full VAT invoice.

3.                                       To make a new self-billing agreement in the event that their VAT registration number changes.

4.                                       To inform the supplier if the issue of self-billed invoices will be outsourced to a third party.

The self-billee agrees:

1.                                       To accept invoices raised by the self-biller on their behalf until the SA expires in accordance with clause 3 of the SA.

2.

3.                                       Not to raise sales invoices for the supplies made under the SA.

4.                                       To notify the customer immediately if they

•                                          change their VAT registration number;

•                                          cease to be VAT registered; or

•                                          sell their business, or part of their business

For and on behalf of the supplier:

Signed	Signed:	/s/ Reinhard Dietrich

Date:	Date:	25.09.09

Name	Name:	Reinhard Dietrich

Title:	Title:	Director Sales

For and on behalf of Siemens Magnet Technology Ltd:

Signed	Signed:

Date:	Date:

Name: Dietmar Lehne	Name: Markus Dolitch

Title: Managing Director	Title: Finance Director

Signed:

Date:

Name: Michel Atallah

Title: Logistics Director

SCHEDULE 12

EXAMPLE SCHEDULING ORDER

(Not Applicable as all Product are on Kanban)